THE BANK OF NEW
YORK
NEW YORKS FIRST BANK  FOUNDED 1784 BY ALEXANDER
HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN  DEPOSITARY  RECEIPTS


August 1, 2006

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares
evidenced by American Depositary
Receipts representing preferred shares
(Form F6, Registration No.  3369192).



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the new name of the Company.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or
comments on 212 8154831.

Very truly yours,


___________________
Monica Vieira
Assistant Treasurer
Tel (212) 8154831
Fax (212) 5713050
Email: mvieiraBankofNY.com


Encl.

cc:    Paul Dudek, Esq.